UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2025
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Sandra Campos

On August 11, 2025, following a meeting of the Board of Directors (the “Board”) of PetMed Express, Inc. (the “Company”), the Company and Sandra Campos entered into a Separation Agreement pursuant to which Ms. Campos resigned as the Chief Executive Officer (Principal Executive Officer) and President of the Company, effective immediately (the “Campos Separation Agreement”).

Under the terms of the Campos Separation Agreement, in exchange for the execution by Ms. Campos of a general release and waiver of claims against the Company and an agreement to provide the Company with consulting services for a period of 3 months on an as-needed basis, the Company will pay Ms. Campos severance compensation in the form of the continuation of her annual base salary of $550,000 for a period of 13 months and reimbursement of COBRA premiums for 18 months. The Campos Separation Agreement also provides that the Company will, to the extent not already vested, accelerate the vesting of a pro-rata portion of the restricted stock units previously awarded to her (calculated based on the number of days during the full vesting period of each such award during which Ms. Campos was employed by the Company). All other restricted stock units and performance stock units will be forfeited. The Campos Separation Agreement provides that Ms. Campos’ Executive Employment Agreement, dated April 29, 2024, with the Company is terminated effective immediately, subject to continuation of certain covenants (including restrictive covenants) by Ms. Campos.

The foregoing does not purport to be a complete description of the Campos Separation Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

As a part of Ms. Campos’ resignation as an officer of the Company, Ms. Campos also resigned as a director of the Company on and effective as of August 11, 2025. Her resignation as a director is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Ms. Campos’ resignation as a director of the Company, effective as of August 11, 2025, the Board reduced the number of directors on the Board from six directors to five directors pursuant to the authority of the Board under the Company’s Third Amended and Restated Bylaws to establish the number of directors on the Board from time to time.

Resignation of Robyn D’Elia

On August 11, 2025, following a meeting of the Board, the Company and Robyn D’Elia entered into a Separation Agreement pursuant to which Ms. D’Elia resigned as the Chief Financial Officer and Treasurer (Principal Financial Officer) of the Company, effective immediately (the “D’Elia Separation Agreement”).

Under the terms of the D’Elia Separation Agreement, in exchange for the execution by Ms. D’Elia of a general release and waiver of claims against the Company and an agreement to provide the Company with consulting services for a period of 3 months on an as-needed basis, the Company will pay Ms. D’Elia severance compensation in the form of the continuation of her annual base salary of $425,000 for a period of 13 months and reimbursement of COBRA premiums for 18 months. The D’Elia Separation Agreement also provides that the Company will, to the extent not already vested, accelerate the vesting of a pro-rata portion of the restricted stock units previously awarded to her (calculated based on the number of days during the full vesting period of the restricted stock unit award during which Ms. D’Elia was employed by the Company). All other restricted stock units will be forfeited. The D’Elia Separation Agreement provides that Ms. D’Elia’s Executive Employment Agreement, dated September 16, 2024, with the Company is terminated effective immediately, subject to continuation of certain covenants (including restrictive covenants) by Ms. D’Elia.

The foregoing does not purport to be a complete description of the D’Elia Separation Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Interim Chief Executive Officer and President

On and effective as of August 11, 2025, the Board appointed Leslie C.G. Campbell, the Chair of the Board, Chair of the Audit Committee, and a member of the Compensation and Human Capital Committee, as the Interim Chief Executive Officer and President of the Company. In her capacity as Interim Chief Executive Officer and President, Ms. Campbell will serve as, and perform the functions of, the principal executive officer of the Company on an interim basis.

In connection with her appointment as the Interim Chief Executive Officer and President of the Company, Ms. Campbell has resigned effective August 11, 2025 as Chair of the Audit Committee and as a member of the Audit Committee and the Compensation and Human Capital Committee. On and effective as of the same date, the Board appointed Peter Batushansky (an existing member of the Audit Committee) as Chair of the Audit Committee, and Leah Solivan (an existing member of the Compensation and Human Capital Committee) has been appointed as the Chair of the Compensation and Human Capital Committee to succeed Mr. Batushansky as prior Chair of such committee. Ms. Campbell will continue to serve as the Chair of the Board, and Justin Mennen has been appointed to serve as Lead Independent Director of the Board.

Ms. Campbell, age 67, has served as a member of the Board since July 2018 and as Chair of the Board since January 2024. She also served as a member of the Compensation and Human Capital Committee of the Board from July 2018 to August 2025 and as Chair of the Compensation and Human Capital Committee from August 2023 to July 2025. Ms. Campbell served as a member of the Audit and Corporate Governance and Nominating Committees from July 2018 to May 2024, as Chair of the Corporate Governance and Nominating Committee from July 2018 to August 2023, and as Chair of the Audit Committee from July 2025 to August 2025.

Ms. Campbell is an experienced public board director and former international executive with multi-disciplinary expertise and a history of global corporate leadership. Ms. Campbell previously served as the chief procurement officer for Reed Elsevier, Inc., a FTSE 100 provider of professional information solutions in the science, medical, legal, risk, and business sectors, from 2007 to 2012. From 1998 to 2007, Ms. Campbell held a number of senior positions at Dell, Inc., including as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from1990 to 1998. From 1982 to1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, and was licensed as a Certified Public Accountant. Ms. Campbell holds a B.A. in Business Administration from the University of Washington. Ms. Campbell serves on the Board of Directors, and chairs the Audit Committee of privately held PointClickCare, a market leading healthcare software company based in Toronto, Canada. She also serves on the Board of Directors and Executive Committee of Bideawee, Inc., one of America’s first no-kill animal welfare organizations. Previously, Ms. Campbell served on the boards of LiveVox Holdings, Inc. NASDAQ:LVOX (Audit Committee Chair); Shapeways Holdings Inc. NASDAQ:SHPW (Chairman of the Board, Compensation and Human Capital Committee Chair); and Coupa Software (NASDAQ:COUP (Nominating and Corporate Governance Committee Chair).

There are no family relationships between Ms. Campbell and any other executive officers or directors of the Company. There is no arrangement or understanding between Ms. Campbell and any other persons pursuant to which she was selected to serve as the Interim Chief Executive Officer and President of the Company. There are no transactions in which the Company is a participant and in which Ms. Campbell has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

The Board has not yet determined the compensation that will be paid to Ms. Campbell for her service as Interim Chief Executive Officer and President.

Appointment of Interim Principal Financial Officer

On and effective as of August 11, 2025, the Board appointed Doug Krulik, the Chief Accounting Officer of the Company, to serve as the Interim Principal Financial Officer of the Company. Mr. Krulik will also serve as Treasurer of the Company and continue to serve as the Chief Accounting Officer and Principal Accounting Officer of the Company.

Mr. Krulik, age 56, has served as the Chief Accounting Officer (Principal Accounting Officer) of the Company since August 2024. Prior to joining the Company, he served as Vice President Finance and Controller at Etherio Holdings, a private events and marketing company, from 2021 to 2024. Prior to Etherio, Mr. Krulik served as Vice President Finance and Controller at Jushi Holdings, Inc., a public company with rapidly growing retail and wholesale businesses, from 2019 to 2021. Mr. Krulik was the Financial Reporting Manager for Technical Accounting at Magic Leap, a private and rapidly growing technology startup company, from 2016 to 2019 and served as Controller of Hollywood Companies, a group of private and public media companies, from 2011 to 2016. Prior to Hollywood Companies, Mr. Krulik served in a variety of accounting and finance leadership roles at American Media and Benihana and was an Audit Manager with Deloitte &

Touche. Mr. Krulik is a Certified Public Accountant and holds a Masters of Business Administration from the University of Miami.

There are no family relationships between Mr. Krulik and any other executive officers or directors of the Company. There is no arrangement or understanding between Mr. Krulik and any other persons pursuant to which he was selected to serve as the Interim Principal Financial Officer of the Company. There are no transactions in which the Company is a participant and in which Mr. Krulik has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 12, 2025, the Company issued a press release announcing the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise set forth by specific reference in such filing.

Item 8.01 Other Events.

As disclosed in a Current Report on Form 8-K filed by the Company on July 1, 2025, the Company’s Audit Committee, with the aid of external legal counsel and other external advisors, is investigating certain anonymous whistleblower hotline reports received by the Audit Committee regarding the timing of revenue recognition with respect to certain autoship orders in the fiscal fourth quarter of 2025, some of which resulted in customer complaints; a fiscal fourth quarter 2025 $50 coupon promotion to customers and its potential impact on Company key-performance indicators (KPIs) regarding new customers; and the Company’s culture and control environment. The Audit Committee’s investigation is ongoing, and the Audit Committee is working diligently to complete its investigation as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated August 11, 2025, between the Company and Sandra Campos.
10.2	Separation Agreement, dated August 11, 2025, between the Company and Robyn D’Elia.
99.1	Press Release dated August 12, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 12, 2025

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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